Exhibit 99.1

Vinco Ventures, Inc. Reports Financial Results for the Third Quarter Ended September 30, 2020

Announces Third Quarter 2020 Earnings Conference Call

Bethlehem, P.A., November 23, 2020 (GLOBE NEWSWIRE) – Vinco Ventures (f/k/a Edison Nation, Inc.) (NASDAQ:BBIG), today announced results for the third quarter ended September 30, 2020.

Company Highlights

●	Revenue increased 20.34% for the three months ended September 30, 2020 versus the three months ended September 30, 2019.
●	Formation of Vinco Ventures, Inc. that merged with Edison Nation, Inc., the surviving corporation being Vinco Ventures, Inc.
●	Commence trading under new ticker “BBIG” and launched the “Be Big” corporate strategy: Buy, Innovate and Grow through acquisitions, and digital traffic.
●	Closed on a Purchase and Sale Agreement to acquire all outstanding membership units of TBD Safety, LLC; the assets purchased, including 911 Help Now.
●	Formation of Honey Badger Media, LLC a full-service content monetization company, which was launched through transactions with Honey Badger Media, LLC.
●	Introduced new Chief Strategy Officer Brian McFadden, who will concentrate on the new “Be Big” strategy and will lead the charge on targeting acquisitions that ensures long term growth.
●	Welcomed new Vice President of Branding and Media Content, Laurie Argall. Laurie has the unique ability to identify what will trend and has driven traffic to websites in excess of over 150 million unique visitors monthly. She also contributes an impressive network of influencers, content creators and celebrities.

Third Quarter 2020 Financial Summary Revenue (Three Months)

●	Third quarter 2020 revenue increased to $4.25 million as compared to $3.53 million, a 20.34% increase
●	Third quarter 2020 gross profit increased by $593,696 as compared to third quarter 2019 gross profit, an increase of 60.06%.
●	Third quarter 2020 gross margin increased to 37.2% as compared to third quarter 2019 gross margin of 28.0%

Third Quarter 2020 Financial Summary Revenue (Nine Months)

●	Third quarter 2020 revenue decreased to $14.80 million as compared to $15.24 million, a 2.89% decrease.
●	Third quarter 2020 gross profit decreased by $4,343 as compared to third quarter 2019 gross profit, a decrease of 0.09%.
●	Third quarter 2020 gross margin increased to 32.6% as compared to third quarter 2019 gross margin of 31.7%.

Net Loss

●	Net loss in the third quarter of 2020 was $2.87 million, or ($0.30) per basic and diluted share, compared to a net loss of $2.63 million, or ($0.44) per basic and diluted share in the third quarter of 2019.
●	Net loss for the first nine months of 2020 was $3.20 million, or ($0.29) per basic and diluted share, compared to a net loss of $5.78 million, or ($1.00) per basic and diluted share in the third quarter of 2019.

Adjusted EBITDA

●	Adjusted EBITDA, a non-GAAP measure, totaled a negative $0.183 million in the third quarter of 2020, compared to a negative $1.317 million in the third quarter of 2019.
●	Adjusted EBITDA, a non-GAAP measure, totaled negative $1.100 million in the first nine months of 2020, compared to negative $1.511 million in the first nine months of 2019.

See below, under the heading “Use of Non-GAAP Financial Information,” for a discussion of Adjusted EBITDA and a reconciliation of such measure to the most comparable measure calculated under U.S. generally accepted accounting principles (“GAAP”).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(2,871,483)	$(2,631,204)	$(3,204,130)	$(5,784,666)

Interest expense, net	1,004,624	349,172	2,575,735	875,036
Income tax expense	-	-	-	74,200
Depreciation and amortization	326,437	318,449	938,843	952,019
EBITDA	(1,540,422)	(1,963,583)	310,448	(3,883,411)
Stock-based compensation	1,176,595	168,097	2,765,022	876,585
Restructuring and severance costs	168,074	153,182	599,219	324,164
Transaction and acquisition costs	-	224,370	82,736	447,908
Other non-recurring costs	13,109	100,772	53,969	724,137
Gain on divestiture	-	-	(4,911,760)	-
Adjusted EBITDA	$(182,644)	$(1,317,162)	$(1,100,366)	$(1,510,617)

Management Commentary

Chris Ferguson, Chief Executive, commented, “With the addition of the Vinco team and Honey Badger’s digital traffic, Vinco is well positioned to execute our Buy Innovate Grow strategy utilizing a solid engine to drive results. Mr. Ferguson continued, “The growth in revenue and gross profit on a year over year basis and the continued reduction of cash-based operating expenses illustrates the positive effect of our collective efforts as a company and provides a strong foundation for 2021 and beyond.”

Third Quarter 2020 Earnings Conference Call

The Company is pleased to announce that it will hold its Third Quarter 2020 Earnings Conference Call on Friday, November 27, 2020 at 9:00 am Eastern Time, which will be presented by Mr. Christopher Ferguson - Chief Executive Officer, and Mr. Brett Vroman – Chief Financial Officer.

The Company encourages shareholders to submit questions to the Company at investors@vincoventures.com by 9:00 pm Eastern Time on Tuesday, November 24, 2020. The Company’s management will gladly answer as many questions as possible within the time allotted.

The conference call can be accessed through the following numbers:

1-877-407-0782 (U.S. participants)

1-201-689-8567 (International participants)

To access the live webcast presentation, visit:

https://www.webcaster4.com/Webcast/Page/2479/39007

A webcast replay will be available until November 25, 2021.

Conference Replay:

A teleconference replay will be available until December 11, 2020.

1-877-481-4010 (U.S. participants)

1-919-882-2331 (International participants)

Passcode: 39007

About Vinco Ventures, Inc.

Vinco Ventures, Inc. (BBIG) is a mergers and acquisition company focused on digital commerce and consumer brands. Vinco’s B.I.G. (Buy. Innovate. Grow.) strategy will seek out acquisition opportunities that are poised for scale and grow said acquisitions through targeted traffic and content campaigns. For more information, please view our investor presentation or visit Investors.vincoventures.com.

Use of Non-GAAP Financial Information

EBITDA and Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization and stock-based compensation) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. Edison Nation management uses EBITDA and Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning Edison Nation’s financial performance. The Company’s presentation of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes EBITDA and Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing the Company’s products in global markets, competition in the market for consumer products and inability to raise capital to fund operations and service the Company’s debt. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Vinco Ventures, Inc. and Subsidiaries

(f/k/a Edison Nation, Inc.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$384,604	$412,719
Accounts receivable, net	3,145,530	2,108,099
Inventory	1,515,351	1,369,225
Prepaid expenses and other current assets	1,529,709	917,433
Income tax receivable	147,889	147,889
Total current assets	6,723,083	4,955,365
Property and equipment, net	1,012,375	931,968
Right of use assets – operating leases, net	505,933	732,100
Intangible assets, net	10,772,241	11,598,063
Goodwill	5,392,123	5,392,123
Total assets	$24,405,755	$23,609,619

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,024,689	$7,397,650
Accrued expenses and other current liabilities	1,620,230	1,594,669
Deferred revenues	1,009,838	159,591
Current portion of operating lease liabilities	279,719	272,215
Income tax payable	8,151	22,919
Line of credit, net of debt issuance costs of $0 and $15,573, respectively	1,616,668	456,995
Current portion of convertible notes payable, net of debt issuance costs of $61,997 and $0, respectively	498,002	-
Current portion of notes payable, net of debt issuance costs of $148,278 and $212,848, respectively	821,092	1,365,675
Current portion of notes payable – related parties	1,214,698	1,686,352
Due to related party	22,005	17,253
Total current liabilities	10,115,092	12,973,319
Operating lease liabilities, net of current portion	255,100	482,212
Convertible notes payable – related parties, net of debt discount of $291,667 and $366,666 related to the conversion feature, respectively	1,136,495	1,061,495
Notes payable, net of current portion	821,271	42,492
Notes payable – related parties, net of current portion	1,452,815	1,595,669
Total liabilities	13,780,773	16,155,187
Commitments and contingencies (Note 8)

Stockholders’ equity
Preferred stock, $0.001 par value, 30,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	$-	$-
Common stock, $0.001 par value, 250,000,000 shares authorized; 11,893,291 and 8,015,756 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	11,893	8,016
Additional paid-in-capital	33,427,702	26,259,575
Accumulated deficit	(21,684,394)	(18,495,461)
Total stockholders’ equity attributable to Edison Nation, Inc.	11,727,806	7,772,130
Noncontrolling interests	(1,130,219)	(317,698)
Total stockholders’ equity	10,624,982	7,454,432
Total liabilities and stockholders’ equity	$24,405,755	$23,609,619

Vinco Ventures, Inc. and Subsidiaries

(f/k/a Edison Nation, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues, net	$4,251,147	$3,532,645	$14,798,283	$15,239,434
Cost of revenues	2,668,864	2,544,058	9,977,060	10,413,868
Gross profit	1,582,283	988,587	4,821,223	4,825,566

Operating expenses:
Selling, general and administrative	3,474,844	3,296,323	10,438,487	9,738,107
Operating loss	(1,892,561)	(2,307,736)	(5,617,264)	(4,912,541)

Other (expense) income:
Rental income	25,704	25,704	77,111	77,111
Other income	-	-	4,911,760	-
Interest expense	(1,004,626)	(349,172)	(2,575,737)	(875,036)
Total other (expense) income	(978,922)	(323,468)	2,413,134	(797,925)
Loss before income taxes	(2,871,483)	(2,631,204)	(3,204,130)	(5,710,466)
Income tax expense	-	-	-	74,200
Net loss	(2,871,483)	(2,631,204)	(3,204,130)	(5,784,666)
Net income (loss) attributable to noncontrolling interests	(37,439)	(49,103)	(15,198)	(31,858)
Net loss attributable to Vinco Ventures, Inc.	$(2,834,044)	$(2,582,101)	$(3,188,932)	$(5,752,808)
Net loss per share
- basic and diluted	$(0.30)	$(0.44)	$(0.29)	$(1.00)
Weighted average number of common shares outstanding – basic and diluted	9,324,023	5,834,167	10,853,242	5,733,379

Vinco Ventures, Inc. and Subsidiaries

(f/k/a Edison Nation, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
Cash Flow from Operating Activities
Net loss attributable to Vinco Ventures, Inc.	$(3,188,932)	$(5,752,808)
Net loss attributable to noncontrolling interests	(15,198)	(31,858)
Net loss	(3,204,130)	(5,784,666)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	938,844	952,019
Amortization of financing costs	2,015,422	658,126
Stock-based compensation	2,765,022	876,585
Amortization of right of use asset	226,167	217,189
Gain on divestiture	(4,911,760)	-
Changes in assets and liabilities:
Accounts receivable	(1,037,432)	(12,355)
Inventory	(146,126)	(182,370)
Prepaid expenses and other current assets	(612,276)	(667,836)
Accounts payable	(367,355)	1,413,425
Accrued expenses and other current liabilities	1,237,169	549,072
Operating lease liabilities	(219,608)	-
Repayment of operating lease liabilities	-	(199,589)
Due from related party	4,753	(117,786)
Net cash used in operating activities	(3,311,310)	(2,298,186)

Cash Flows from Investing Activities
Purchases of property and equipment	(193,429)	(113,612)
Net cash used in investing activities	(193,429)	(113,612)

Cash Flows from Financing Activities
Borrowings under lines of credit	1,144,100	249,370
Borrowings under convertible notes payable	1,660,000	1,111,111
Borrowings under notes payable	1,739,852	1,670,000
Repayments under lines of credit	-	(340,766)
Repayments under notes payable	(947,127)	(570,587)
Repayments under notes payable – related parties	(14,508)	(82,612)
Fees paid for financing costs	(33,762)	(463,146)
Distributions	(71,931)	-
Net cash provided by financing activities	3,476,624	1,573,370
Net increase (decrease) in cash and cash equivalents	(28,115)	(838,428)
Cash and cash equivalents - beginning of period	412,719	2,052,731
Cash and cash equivalents - end of period	$384,604	1,214,303

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$239,682	$145,324
Income taxes	$235,275	$-
Noncash investing and financing activity:
Shares issued to note holders	$2,292,864	$309,780
Shares issued for the divestiture of Cloud B, Inc.	405,000	-
Conversions under notes payable	1,524,000	-
Issuance of warrants to note holders	1,018,953	-
Distribution for issuance of shares to noncontrolling interest members of Global Clean Solutions, LLC	699,000	-

Investor Relations:

Aimee Carroll

Phone: (866) 536-0943

Email: Investors@vincoventures.com